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                                                                  EXHIBIT 21

Exhibit 21 - Subsidiaries of the Registrant.

     1. First Northern Bank & Trust, incorporated in the State of Michigan, 100% owned.

     2. South Range State Bank, incorporated in the State of Michigan, 100% owned.

     3. First Manistique Agency, incorporated in the State of Michigan, 100% owned.

     4. First Northern Services Company, incorporated in the State of Michigan, 100% owned.

     5. First Rural Relending Company, incorporated in the State of Michigan, 100% owned.